                                                                      Exhibit 3t

                        A.C.A. HOWE INTERNATIONAL LIMITED
                        MINING AND GEOLOGICAL CONSULTANTS
              350 Bay Street, 7th Floor, Toronto, Ontario, M5H 2S6
               Telephone: (416) 368-7041 Facsimile: (416) 368-2579


May 6, 1997



Consent of Independent Geological Consultants

We hereby consent to the references to our firm in the Form 20F Registration being filed by Minco Mining & Metals Corporation as well as references to and extracts from the following reports prepared by our firm:

1. Evaluation Report on the Crystal Valley, Stone Lake and Emperor's Delight Gold Projects, Hebei Province, the People's Republic of China, dated March 13, 1995; and

2. Valuation Report of the Emperor's Delight Joint Venture Property, Hebei Province, The People's Republic of China, dated November 13, 1995;

3. Update of Work Performed on the Emperor's Delight, Crystal Valley and Stone Lake Properties dated December 9, 1996.


         A. C. A. HOWE INTERNATIONAL LIMITED

         /s/ W. E. Ewert

         Per: W. E Ewert, P. Geo.